Exhibit 10.31

PRESTIGE BRANDS HOLDINGS, INC.
2005 LONG-TERM EQUITY INCENTIVE PLAN

AWARD AGREEMENT FOR RESTRICTED STOCK UNITS

THIS AWARD AGREEMENT (the "Agreement") is made and entered into effective as of ___, 20__, by and between PRESTIGE BRANDS HOLDINGS, INC., a Delaware corporation (the "Company"), and __________________________ (the "Participant"), pursuant to the Prestige Brands Holdings, Inc. 2005 Long-Term Equity Incentive Plan, as it may be amended and restated from time to time (the "Plan"). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, the Participant is eligible to receive an Award under the terms of the Plan; and

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.AWARD OF RESTRICTED STOCK UNITS. On the date specified on Exhibit A attached hereto (the "Date of Grant") but subject to the execution of this Agreement, the Company granted to the Participant an Award in the form of Restricted Stock Units ("RSUs") entitling the Participant to receive from the Company, without payment, one share of Common Stock (a "Share") for each RSU set forth on said Exhibit A.
2.    EFFECT OF PLAN. The RSUs are in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest in the RSUs.
3.     VESTING. The RSUs shall vest according to the schedule set forth on Exhibit A. Notwithstanding the foregoing, upon the Participant's death, Disability, or Retirement, a prorated number of RSUs shall vest, determined by multiplying the RSUs by a fraction, the numerator of which shall be the number of full calendar months elapsed after the Grant Date or, if ratable vesting, since the last vesting date, and the denominator shall be the number of full calendar months remaining in the vesting schedule. If the Participant’s employment is terminated for any reason other than death, Disability or Retirement, then the unvested RSUs will be forfeited and reconveyed to the Company without further consideration or any act or action by the Participant. The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the RSUs vest.

4.    4.    ACCELERATION UPON CHANGE IN CONTROL. The Committee has determined that upon a Change in Control, the RSU will accelerate, vest and become fully exercisable immediately prior to the Change in Control, without any requirement that the Participant be terminated in connection with such Change in Control.

1.    RIGHTS PRIOR TO VESTING. If any dividends or other distributions are paid with respect to the Shares while the Performance Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of Shares then underlying the RSUs shall be credited to a bookkeeping account and held (without interest) by the Company for the account of the Participant. Such amounts shall be subject to the same vesting, forfeiture and payment provisions as the RSUs to which they relate.
2.    SETTLEMENT OF RSUS. Each RSU will be settled by delivery to the Participant, or in the event of the Participant's death to the Participant's legal representative, of one Share for each vested RSU promptly on ___ __, 20__ or upon vesting, if earlier.
3.    SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant's acknowledgement that the RSUs shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.
4.    NO ASSIGNMENT. The RSUs are personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution.
5.    NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall give the Participant the right to continued employment by the Company or shall adversely affect the right of the Company to terminate the Participant's employment with or without cause at any time.
6.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
7.    BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.
8.    COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.
9.    WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any taxable event arising as a result of the grant or vesting of the RSUs. With respect to withholding required upon the vesting of the RSUs, the withholding requirement will be satisfied by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

[Signature page to follow]

Exhibit 10.31

IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

PRESTIGE BRANDS HOLDINGS, INC.

By:

Name: _________________
Title: __________________

_____________________________

EXHIBIT A

TO

AWARD AGREEMENT, dated as of ______, 20__, between PRESTIGE BRANDS HOLDINGS, INC. and ______________________.

1.    Date of Grant: ____, 20__
2.    Number of Restricted Stock Units*:         ____
3.    Vesting Schedule:

Date	Vested Percentage
Date of Grant	0%
________________________	_______

* Subject to adjustment as provided in Paragraph 5 of the Award Agreement.

A-1